                                                                                                               Exhibit 99.1

FOR RELEASE 6:00 PM EDT, FRIDAY, APRIL 27, 2007

Contact:           Robert S. Tissue, Sr. Vice President and CFO
Telephone:      (304) 530-0552
Email:               rtissue@summitfgi.com

SUMMIT FINANCIAL GROUP, INC. ANNOUNCES SIGNIFICANT EXPANSION OF INSURANCE SERVICES BUSINESS

Enters into Agreement to Acquire Leesburg, VA Insurance Agencies

MOOREFIELD, W.Va.--(PRIME NEWSWIRE) -- April 27, 2007 -- Summit Financial Group, Inc. (“Summit”) (NASDAQ: SMMF) today announced the signing of a definitive agreement (the “Agreement”) to acquire Kelly Insurance Agency, Inc. and Kelly Property and Casualty Inc. (collectively, the “Kelly Agencies”) headquartered in Leesburg, Virginia. The acquisition of the Kelly Agencies will serve to expand significantly Summit’s insurance services business, as it represents a more than five-fold increase in revenue for this business segment of Summit.

The Kelly Agencies, founded in 1967, have 18 producing insurance professionals representing over 360 years of collective insurance sales experience who provide insurance and employee benefits solutions to over 6,000 businesses and individuals throughout northern Virginia. The Kelly Agencies’ 2006 combined revenues were $4.0 million, and approximately 70 percent of this revenue was derived from the sale of group health, life and disability insurance plans to more than 900 business clients. Over the past four years, the Kelly Agencies’ compound average annual revenue growth rate approximated 12 percent. Readers of Leesburg Today have voted the Kelly Insurance Agency the “Best Insurance Agency in Loudoun County” for 11 consecutive years, representing every year the newspaper has sponsored the competition.

H. Charles Maddy, III, President and Chief Executive Officer of Summit, commented, “We are very excited to partner with the Kelly Agencies. The cross-sell opportunities between the Kelly Agencies and Summit Community Bank are enormous. This is particularly attractive given that Kelly’s core strength is serving small- to medium-sized business clients -- the same client profile historically targeted by our community bank and which has proven to be very profitable. Further, Kelly’s existing client base is located in the high-growth, northern Virginia market - the same market where we recently announced a significant expansion of our community banking franchise through our planned acquisition of Greater Atlantic Financial Corp.” Mr. Maddy concluded, “The Kelly Agencies have a long-standing reputation of providing their clients with superior customer service and achieving exceptional levels of client satisfaction and retention, and we are dedicated to upholding this tradition.”

Under the terms of the Agreement, Summit will pay $6.2 million for the outstanding common stock of the Kelly Agencies, subject to adjustment based on the Kelly Agencies’ working capital as of the closing date. If, at closing, the Kelly Agencies’ working capital, determined in accordance with the terms of the Agreement, is less than $135,000, then the deal’s aggregate consideration will be decreased dollar-for-dollar. If the Kelly Agencies’ working capital at closing exceeds $135,000, then the deal’s aggregate consideration will be increased dollar-for-dollar.

The final transaction consideration will be paid 100% in the form of Summit common stock. The exchange ratio for determining the number of shares of Summit common stock to be issued for each share of Kelly Agencies’ common stock will be based on the average closing price of Summit’s common stock for the five trading days before the closing date of the transaction (“Summit’s Average Closing Stock Price”). The Kelly Insurance Agencies’ shareholders will receive shares of Summit’s common stock based on an exchange ratio equal to the final per share transaction consideration divided by Summit’s Average Closing Stock Price.

Summit expects this transaction will be $0.02 to $0.03 dilutive to its second half 2007 earnings per share, neutral to its 2008 earnings per share, and accretive to its 2009 earnings per share.

The acquisition is expected to be completed in the third quarter of 2007. Immediately following the transaction, Summit intends to merge the Kelly Agencies into its existing wholly owned insurance agency, Summit Insurance Services, LLC, but the Kelly Agencies will continue to operate under the “Kelly” name. All present principals and producing agents of the Kelly Agencies will continue as members of the Summit Insurance Services team following the acquisition.

ABOUT THE COMPANY

Summit Financial Group, Inc., a financial holding company with total assets of $1.25 billion, operates fifteen banking locations through its two wholly-owned community banks: Summit Community Bank, headquartered in Moorefield, West Virginia; and Shenandoah Valley National Bank in Winchester, Virginia. Summit also operates Summit Insurance Services, LLC in Moorefield, West Virginia.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about (i) the benefits of a merger (the “Merger”) between Kelly Insurance Agency, Inc. and Kelly Property and Casualty Inc. (“Kelly Insurance”) and Summit Financial Group, Inc. (“Summit”), including future financial and operating results, cost savings enhancements to revenue and accretion to reported earnings that may be realized from the Merger; (ii) Summit’s plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts; and (iii) other statements identified by words such as “expects” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “targets,” “projects,” or words of similar meaning generally intended to identify forward-looking statements. These forward-looking statements are based upon the current beliefs and expectations of the respective management of Summit and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the control of Summit. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from the anticipated results discussed in these forward-looking statements because of possible uncertainties.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) the businesses of Summit and Kelly Insurance may not be combined successfully, or such combination may take longer, be more difficult, time-consuming or costly to accomplish than expected; (2) the expected growth opportunities or cost savings from the Merger may not be fully realized or may take longer to realize than expected; (3) operating costs, customer losses and business disruption following the Merger, including adverse effects on relationships with employees, may be greater than expected; (4) the regulatory approvals required for the Merger may not be obtained on the proposed terms or on the anticipated schedule; (5) legislative or regulatory changes, including changes in accounting standards, may adversely affect the businesses in which Summit and Kelly Insurance are engaged; and (6) competition from other financial services companies in Summit’s and Kelly Insurance’s markets could adversely affect operations. Additional factors, that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in Summit’s reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the Securities and Exchange Commission and available on the SEC’s Internet site (http://www.sec.gov).

Summit cautions that the foregoing list of factors is not exclusive. All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters attributable to Summit or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above. Summit does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.